Pike County Light & Power Company

Financial Statements

June 30, 2016

Financial Statements

Statement of Operations	2

Statement of Cash Flows	3

Balance Sheet	4

Statement of Shareholder's Equity	5

Notes to the Financial Statements	7-13

1

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Thousands of Dollars)
	2016	2015	2016	2015
Operating revenues
Electric	$1,823	$2,006	$3,877	$4,726
Gas	199	196	792	1,028
Total operating revenues	2,022	2,202	4,669	5,754

Operating expenses
Purchased power	559	688	1,245	1,860
Gas purchased for resale	83	94	361	546
Other operations and maintenance	681	933	1,443	1,892
Depreciation	164	158	327	315
Taxes, other than income taxes	128	127	251	307
Total operating expenses	1,615	2,000	3,627	4,920
Operating income	407	202	1,042	834

Other income (deductions)
Investment and other income	7	1	14	2
Other deductions	(9)	(7)	(19)	(10)
Total other deductions	(2)	(6)	(5)	(8)
Income before interest and income tax expense (benefit)	405	196	1,037	826

Interest expense
Interest on long-term debt	60	60	120	120
Other interest	152	103	275	194
Net interest expense	212	163	395	314

Income before income tax expense (benefit)	193	33	642	512
Income tax expense (benefit)	65	(32)	251	153
Net income	$128	$65	$391	$359

2

	For the Six Months Ended June 30,
(Thousands of Dollars)	2016	2015
Operating activities
Net income	$391	$359
Principal non-cash charges/(credits) to income
Depreciation	327	315
Deferred income taxes	126	176
Rate case amortizations	85	85
Other non-cash items, net	42	30
Changes in assets and liabilities
Accounts receivable - customers	121	(119)
Accounts receivable from affiliated companies	(137)	(21)
Materials and supplies	204	(7)
Prepayments, other receivables and other current assets	(387)	29
Refundable energy costs	(52)	(53)
Noncurrent liabilities to affiliates	—	(560)
Accounts payable	(39)	(109)
Accounts payable to affiliated companies	(200)	403
Accrued taxes	(113)	(170)
Accrued interest	2	—
Deferred charges and regulatory assets	19	1
Deferred credits and regulatory liabilities	26	203
Other liabilities	(71)	(15)
Net cash flows from operating activities	344	547
Investing activities
Utility construction expenditures	(514)	(1,090)
Cost of removal less salvage	(38)	(109)
Net cash flows used in investing activities	(552)	(1,199)
Cash and temporary cash investments
Net change for the period	(208)	(652)
Balance at beginning of period	4,301	2,318
Balance at end of period	$4,093	$1,666

Supplemental disclosure of cash flow information
Cash paid/(received) during the period for:
Interest	$113	$113
Income taxes	$281	$(236)
Supplemental disclosure of non-cash information
Construction expenditures in accounts payable	$7	$44

The accompanying notes are an integral part of these financial statements.

3

Thousands of Dollars)	June 30, 2016	December 31, 2015

Assets
Current assets
Cash and temporary cash investments	$4,093	$4,301
Accounts receivable - customers, less allowance for
uncollectible accounts of $188 and $153 in 2016 and 2015, respectively	244	400
Other accounts receivable, less allowance for
uncollectible accounts of $5 in 2016	29	38
Accounts receivable from affiliated companies	137	—
Accrued unbilled revenue	829	693
Materials and supplies, at average cost	20	224
Prepayments	305	50
Total current assets	5,657	5,706

Utility plant, at original cost
Electric	21,826	21,666
Gas	3,035	2,893
Total	24,861	24,559
Less: accumulated depreciation	5,903	5,990
Net	18,958	18,569
Construction work in progress	—	315
Net utility plant	18,958	18,884

Other noncurrent assets
Regulatory assets	3,122	3,210
Other deferred charges and noncurrent assets	166	182
Total other noncurrent assets	3,288	3,392
Total assets	$27,903	$27,982

 The accompanying notes are an integral part of these financial statements

4

(Thousands of Dollars)	June 30, 2016	December 31, 2015
Liabilities and shareholder's equity
Current liabilities
Accounts payable	$91	$281
Accounts payable to affiliated companies	11,563	1,796
Customer deposits	145	159
Accrued taxes	3	116
Accrued interest	60	58
Refundable energy costs	432	484
Other current liabilities	145	202
Total current liabilities	12,439	3,096

Noncurrent liabilities
Deferred income taxes and unamortized investment tax credits	5,520	5,393
Regulatory liabilities	19	14
Noncurrent liabilities to affiliates	—	9,967
Other deferred credits and noncurrent liabilities	233	213
Total noncurrent liabilities	5,772	15,587
Long-term debt	3,187	3,185

Shareholder's equity (See Statement of Shareholder's Equity)	6,505	6,114

Total liabilities and shareholder's equity	$27,903	$27,982

 The accompanying notes are an integral part of these financial statements.

5

	Common Stock
(Thousands of Dollars/Except Share Data)	Shares	Amount	Additional Paid-In Capital	Retained Earnings	Total
Balance as of December 31, 2014	2,740	$137	$500	$4,817	$5,454
Net income	—	—	—	294	294
Balance as of March 31, 2015	2,740	$137	$500	$5,111	$5,748

Net income	—	—	—	65	65
Balance as of June 30, 2015	2,740	$137	$500	$5,176	$5,813

Balance as of December 31, 2015	2,740	$137	$500	$5,477	$6,114

Net income	—	—	—	263	263
Balance as of March 31, 2016	2,740	$137	$500	$5,740	$6,377

Net income	—	—	—	128	128
Balance as of June 30, 2016	2,740	$137	$500	$5,868	$6,505

The accompanying notes are an integral part of these financial statements.

6

General

Pike County Light & Power Company (the Company or Pike), a Pennsylvania corporation, is a wholly owned subsidiary of Orange and Rockland Utilities, Inc. (the Parent or O&R), a New York corporation, which in turn is a wholly owned subsidiary of Consolidated Edison, Inc. (Con Edison). The Company is subject to regulation by the Federal Energy Regulatory Commission (FERC) and the Pennsylvania Public Utility Commission (PAPUC). The Company provides electric and gas service in northeastern Pennsylvania. The Company’s accounting policies conform to generally accepted accounting principles in the United States of America, as applied in the case of regulated utilities, and are in accordance with the accounting requirements and rate-making practices of the PAPUC.

Pike has no employees. The Parent provides essentially all of Pike's corporate and operating services, and charges Pike for the services pursuant to cost allocation procedures that have been approved by the PAPUC. Pursuant to a Joint Operating Agreement, Pike is billed for these costs on a monthly basis by its Parent. Pike pays interest on any unpaid balances to its Parent at a rate of six percent.

The Company has, pursuant to the accounting rules for subsequent events, evaluated events or transactions that occurred after June 30, 2016 through November 11, 2016 for potential recognition or disclosure in the financial statements, see Note I.

Note A - Summary of Significant Accounting Policies

The interim financial statements as of June 30, 2016 and for the three and six month periods ended June 30, 2016 and 2015 are unaudited but, in the opinion of the Company's management, reflect all adjustments (which include only normally recurring adjustments) necessary for the fair statement of the results for the interim periods presented. The financial statements should be read together with the audited financial statements of the Company, as of December 31, 2015 and for the year ended December 31, 2015, including the notes thereto.

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Note B - Regulatory Matters

Regulatory Assets and Liabilities

Regulatory assets and liabilities at June 30, 2016 and December 31, 2015 were comprised of the following items:

(Thousands of Dollars)	2016	2015
Regulatory assets
Future income tax	$2,492	$2,487
Deferred storm costs	505	577
Deferred retirement program costs	106	123
Unamortized loss on reacquired debt	18	22
Deferred revenue taxes	1	1
Total Regulatory Assets	$3,122	$3,210
Regulatory liabilities
System benefit charge	$11	$5
Property tax refunds	8	9
Regulatory liabilities – noncurrent	19	14
Refundable energy costs	432	484
Regulatory liabilities – current	432	484
Total Regulatory Liabilities	$451	$498

Note C - Capitalization

Long-term Debt

At June 30, 2016 and December 31, 2015, the Company’s long-term debt consisted of a $3.2 million First Mortgage Bond Series C, 7.07 percent, which is due on October 1, 2018. The fair value of the long-term debt of the Company at June 30, 2016 and December 31, 2015 was approximately $3.3 million and $3.2 million, respectively. The fair value of long-term debt has been estimated primarily using available market information. The bond is collateralized by substantially all the utility plant and other physical property of the Company.

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Note D - Pension Benefits

Substantially all employees of the Parent are covered by a tax-qualified, non-contributory pension plan maintained by Con Edison, the Consolidated Edison Retirement Plan, which also covers substantially all employees of Consolidated Edison Company of New York, Inc. and certain employees of Con Edison’s competitive energy businesses. The plan is designed to comply with the Internal Revenue Code and the Employee Retirement Income Security Act of 1974. In addition, Con Edison maintains additional non-qualified pension plans covering certain current and retired O&R officers.

The total periodic benefit costs are recognized in accordance with the accounting rules for retirement benefits. Investment gains and losses are fully recognized in expense over a 15-year period. Other actuarial gains and losses are fully recognized in expense over a 10-year period.

The total periodic pension costs are recorded by the Parent and then allocated to the Company. The amounts allocated to the Company for the three and six months ended June 30, 2016 and 2015 were as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Thousands of Dollars)	2016	2015	2016	2015
Total periodic benefit cost	$73	$93	$147	$189

These amounts are included in other operations and maintenance expense in the statement of operations.

Note E - Other Postretirement Benefits

The Parent has contributory comprehensive hospital, medical and prescription drug programs for eligible retirees, their dependents and surviving spouses. In addition, the Parent has a non-contributory life insurance program for retirees.

Investment gains and losses are fully recognized in expense over a 15-year period. Other actuarial gains and losses are fully recognized in expense over a 10-year period.

Plan assets are used to pay benefits and expenses for participants who retired on or after January 1, 1995. The Parent pays benefits for other participants who retired prior to 1995. There were no amounts owed by the plan trust to the Parent as of June 30, 2016 or 2015.

The Company defers for future recovery any difference between expenses recognized under the accounting rules for employers’ accounting for postretirement benefits other than pensions, and the current rate allowance.

9

The total periodic other postretirement benefit costs are recorded by the Parent and then allocated to the Company. The amounts allocated to the Company for the three and six months ended June 30, 2016 and 2015 were as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Thousands of Dollars)	2016	2015	2016	2015
Total periodic other postretirement benefit cost	$2	$1	$5	$—

These amounts are included in other operations and maintenance expense in the statement of operations.

Note F – Income Tax

Pike's income tax expense increased to $65 thousand for the three months ended June 30, 2016 compared to an income tax benefit of $32 thousand for the three months ended June 30, 2015. The effective tax rate for the three months ended June 30, 2016 and 2015 was 34 percent and over 97 percent, respectively. The decrease in Pike's effective tax rate is primarily related to a relatively low income before income tax benefit for the three months ended June 30, 2015 and a decrease in tax benefits for plant-related flow through items in 2016, offset in part by lower bad debt expense.

Pike’s income tax expense increased to $251 thousand for the six months ended June 30, 2016, from $153 thousand for the six months ended June 30, 2015. The effective tax rate for the six months ended June 30, 2016 and 2015 was 39 percent and 30 percent, respectively. The increase in Pike's effective tax rate is primarily related to a decrease in tax benefits for plant-related flow through items.

Uncertain Tax Positions

Under the accounting rules for income taxes, Pike is not permitted to recognize the tax benefit attributable to a tax position unless such position is more likely than not to be sustained upon examination by taxing authorities, including resolution of any related appeals and litigation processes, based solely on the technical merits of the position. At June 30, 2016 and December 31, 2015, Pike has no unrecognized tax benefits.

Pike recognizes interest on liabilities for uncertain tax positions in interest expense and would recognize penalties, if any, in operating expenses in Pike’s statement of operations. In the three and six months ended June 30, 2016, Pike recognized no interest or penalties for uncertain tax positions in its statement of operations. Pike does not expect the total amount of uncertain tax positions to significantly increase within the next twelve months.

10

Note G - Related Party Transactions

A comparative summary of the significant intercompany transactions (other than those relating to federal income taxes) between the Company and the Parent for the three and six months ended June 30, 2016 and 2015 were as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Thousands of Dollars)	2016	2015	2016	2015
Purchased power	$680	$704	$1,241	$1,935
Gas purchased for resale	99	62	442	461
Rents paid	41	29	79	71

An agreement dated January 1, 1993 was made between the Parent and the Company to sell and deliver the Company’s entire requirement for electricity and gas. These requirements include quantities sufficient for the Company’s own use and for resale in the Pike franchise territory. The rate for all electricity and gas purchased by the Company from the Parent is priced to reimburse the Parent for the cost of rendering service. The Parent renders bills monthly and payment is due on or before the last day of the month following the month in which service is rendered. The cost of these services to Pike was $778 thousand and $766 thousand for the three months ended June 30, 2016 and 2015, and $1.7 million and $2.4 million for the six months ended June 30, 2016 and 2015, respectively. At June 30, 2016 and December 31, 2015, the Company’s net liability to the Parent and affiliated companies was $11.6 million and $11.7 million, respectively, for these services and other intercompany transactions. The January 1, 1993 agreement shall remain in effect unless canceled by either party by written notice given not less than six months prior to the proposed date of cancellation.

On March 1, 2006, the Parent, on behalf of itself and the Company, filed First Revised Electric Rate Schedule FERC No. 60. The Parent amended the Power Supply Agreement to allow the Company the option of procuring power directly for its default service customers. On March 29, 2006, the FERC accepted this amendment to the Power Supply Agreement.

11

At June 30, 2016 the Company’s receivable from the Parent for federal income tax was $137 thousand. At December 31, 2015 the Company’s payable to the Parent for federal income tax was $14 thousand.

The Company’s interest expense for the intercompany debt to the Parent was $149 thousand and $100 thousand, for the three months ended June 30, 2016 and 2015, and $270 thousand and $194 thousand, for the six months ended June 30, 2016 and 2015, respectively.

In August 2016, the PAPUC approved the joint settlement petition submitted by Pike, O&R, Corning and other parties on the sale of Pike to Corning, which also included transition agreements for electric supply, gas supply and transportation between the former Parent, O&R and Pike. See Note I.

Note H - New Financial Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board jointly issued a revenue recognition standard that will supersede the revenue recognition requirements within Accounting Standards Codification Topic 605, “Revenue Recognition,” and most industry-specific guidance under the Codification through Accounting Standards Update (ASU) No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” The purpose of the new guidance is to create a consistent framework for revenue recognition. The guidance clarifies how to measure and recognize revenue arising from customer contracts to depict the transfer of goods or services in an amount that reflects the consideration the entity expects to receive. Additionally, in March and April 2016, respectively, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net)” to clarify how to apply the implementation guidance for principal versus agent considerations and ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” to clarify the guidance pertaining to identifying performance obligations and licensing implementation guidance. Furthermore in May 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients” to clarify assessing collectibility, presentation of sales taxes, non-cash consideration, contract modification at transition, and completed contracts at transition. In August 2015, the FASB issued amendments to defer the effective date of ASU No. 2014-09 to annual reporting periods beginning after December 15, 2018, and interim periods within annual reporting periods beginning after December 15, 2019 through ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.” Early adoption is permitted for reporting periods beginning after December 15, 2016. The Company is in the process of evaluating the application and impact of the new guidance on the Company’s financial position, results of operations and liquidity.

12

In May 2016, the FASB issued amendments to the guidance on revenue recognition and derivatives and hedging through ASU 2016-11, “Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting (SEC Update).” The amendment rescinds certain SEC guidance superseded by the newly issued revenue recognition and hedging guidance (ASU 2014-09 and 2014-16 respectively). The amendments will be effective upon adoption of the 2014-09 and 2014-16. The Company is in the process of evaluating the potential impact of the amendments on the Company's financial position, results of operations and liquidity.

Note I – Subsequent Events

In October 2015, upon evaluating strategic alternatives, O&R entered into an agreement to sell Pike to Corning Natural Gas Holding Corporation (Corning) for $16 million, including estimated working capital adjustments. The closing of the sale, which occurred in August 2016, was subject to certain regulatory approvals by the FERC and PAPUC. In March 2016, FERC approved a proposed electric supply agreement between O&R and Pike. In June 2016, FERC approved a proposed gas supply and gas transportation agreement between O&R and Pike. In August 2016, the PAPUC approved a joint settlement petition on the sale including all joint agreements submitted by Pike, O&R, Corning and other parties.

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